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                                                                      Exhibit 23


                   [LETTERHEAD OF ANDERSON ASSOCIATES, LLP]




     We consent to the incorporation by reference in the registration statements of BCSB Bankcorp, Inc. on Form S-8 (File No. 333-53295 and File No. 333-85025) of our report dated December 2, 1999 on our audits of the consolidated financial statements of BCSB Bankcorp, Inc. as of September 30, 1999 and 1998, and for each of the two years in the period ended September 30, 1999, which report has been incorporated by reference in BCSB Bankcorp, Inc.'s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


/s/ Anderson Associates, LLP
Anderson Associates, LLP


Baltimore, Maryland
December 27, 1999